Exhibit 99.5

Chairman Cao, Mr. Jin and members of the Jiangbo Board of Directors,

As with Michael, I am also coming on 3 years of service as an independent director. Therefore, I will also not stand for re-election at the upcoming AGM. Please make the appropriate plans with legal counsel to amend the proxy documents as appropriate.

Best,
John